EXHIBIT 10.44

December 02, 2004

Mr. Nico Rosier

Chief Financial Officer

Prolong Super Lubricants, Inc.

6 Thomas

Irvine, CA 92618

Re: Early Termination of Employment Agreement

Dear Nico:

Pursuant to our discussions, this letter will outline the terms of the early termination of your Employment Agreement originally dated June 1, 2000 and the Addendum thereto dated August 19th, 2002.

•	Your final day of employment under the terms of the Employment Agreement referenced above will be Wednesday, December 29, 2004. On that day, you will resign your position as CFO of Prolong International Corporation and Prolong Super Lubricants, Inc. With your resignation, all of the terms of the Employment Agreement shall be deemed satisfied in full.

•	You shall continue as an employee of the Company, working on auditing, budgeting, accounting and other administrative matters as assigned to you by the CEO for a period of six months, terminating your employment on June 30th, 2005.

•	Assignments will include, but are not limited to:

1)	Assist the new CFO in the transitional process, if requested.
2)	Assist in the 2004 year-end closing, if requested
3)	Assist the Company in raising capital, if requested.
4)	Assist in preparing the 2005 operating budget and business plan, if requested.
5)	Attend to the requirements of “Sarbanes Oxley Section 404” internal control procedures.

•	Your salary and minimum work schedule shall be as follows:

January 2005	$6,000 per month	3 days per week
February 2005	$5,000 per month	2 days per week
March 2005	$4,000 per month	1 day per week
April 2005	$3,000 per month	1 day per week from home
May 2005	$3,000 per month	1 day per week from home
June 2005	$3,000 per month	1 day per week from home

•	Your auto, medical, dental, vision, life and disability benefits shall terminate on June 30, 2005, at which time you will receive information regarding your COBRA rights.

•	All accrued PTO will be paid on December 29, 2004 and no further PTO will accrue.

•	Pursuant to section 5.6 of your Employment Agreement, all stock options currently granted will immediately vest so that all stock options will be fully exercisable, and all restricted stock shall be exercisable for a period of one (1) year following the date of termination.

We appreciate the years of service that you’ve given Prolong and wish you great luck in all your future endeavors.

Sincerely,

/s/ Elton Alderman
Elton Alderman
President and CEO

AGREED:

/s/ Nicolaas Rosier	December 2, 2004
Mr. Nico Rosier	Date